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                                                                     EXHIBIT 5.2





                                  June 8, 1995





Advanta Corp.
Brandywine Corporate Center
650 Naamans Road
Claymont, DE  19703

Advanta Capital L.L.C.
501 Carr Road
Wilmington, DE  19809

         Re:     Shelf Registration Statement on Form S-3

Gentlemen:

         As counsel for Advanta Corp., a Delaware corporation (the "Company") and Advanta Capital L.L.C., a Delaware limited liability company (the "LLC"), we have reviewed a Registration Statement on Form S-3 (the "Registration Statement") prepared by the Company and the LLC in connection with the proposed offering from time to time of: (i) Debt Securities, Class B Preferred Stock, Depositary Shares, Debt Warrants, Preferred Stock Warrants, Class B Common Stock, Common Stock Warrants, Stock Purchase Contracts, Stock Purchase Units, Capital Securities and Guarantees (each as defined in the Registration Statement) to be offered from time to time by the Company; and (ii) Preferred Shares (as defined in the Registration Statement) to be offered in one or more series from time to time by the LLC; all such securities of the Company and the LLC having an aggregate initial offering price of up to U.S. $500,000,000 (or the equivalent thereof). The Debt Warrants, Preferred Stock Warrants and the Common Stock Warrants of the Company are referred to collectively herein as the "Warrants". The Class B Preferred Stock, Depositary Shares, Warrants, Class B Common Stock, Capital Securities, Guarantees, Stock Purchase Contracts and Stock Purchase Units of the Company and the Preferred Shares of the LLC are collectively referred to herein as the "Securities".
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Advanta Corp.
Advanta Capital L.L.C.
June 8, 1995
Page 2

         In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company and the LLC.

         In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities, including without limitation, any Securities that may be issued upon conversion or exchange of any of the Securities.

         Based upon the foregoing, it is our opinion that:

         1. When and if (a) the definitive terms of any offering of Class B Common Stock have been duly established, in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Class B Common Stock, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, and (b) such shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such shares of Class B Common Stock will be legally issued, fully paid and non-assessable.

         2. When and if (a) the definitive terms of any particular series of Class B Preferred Stock have been duly established, in accordance with resolutions of the Board of Directors of the Company authorizing the issuance and sale of Class B Preferred Stock, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, (b) a statement of designation conforming to the Delaware General Corporation Law regarding the Class B Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (c) such shares
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Advanta Corp.
Advanta Capital L.L.C.
June 8, 1995
Page 3



of Class B Preferred Stock have been duly issued or delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the Class B Preferred Stock will be legally issued, fully paid and non-assessable.

         3. When and if (a) an appropriate form of limited liability company agreement of the LLC ("LLC Agreement") is duly authorized, executed and delivered by the Company, as member of the LLC, which LLC Agreement provides for the issuance of a class of limited liability company interests represented by preferred shares in the LLC to persons and entities (other than the Company, as member of the LLC) who have taken a legally sufficient act resulting in their becoming duly admitted to the LLC as members of the LLC in accordance with the LLC Agreement, (b) the LLC at all times has at least two members within the meaning of the Delaware Limited Liability Company Act, (c) the definitive terms of any Preferred Shares and of the offering of such Preferred Shares have been duly established in accordance with the LLC Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the LLC, and (d) the Preferred Shares so offered have been duly issued or delivered in accordance with the LLC Agreement, in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Preferred Shares will represent legally issued, fully paid and non-assessable interests in the LLC.

         4. When and if (a) the deposit agreement relating to the Depositary Shares has been duly executed and delivered by the Company and the depositary in accordance with resolutions of the Board of Directors of the Company, (b) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, (c) the Class B Preferred Stock which is represented by Depositary Shares is validly issued and delivered (as contemplated above) to the depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Class B Preferred Stock in accordance with the deposit agreement, and (e)
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Advanta Corp.
Advanta Capital L.L.C.
June 8, 1995
Page 4



the Depositary Shares are issued in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, the Depositary Shares will be legally issued.

         5. When and if (a) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the prospectus and the applicable prospectus supplement, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, (c) the Warrants, as executed and delivered, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the prospectus contained therein and any related prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

         6. When and if (a) the terms of the Guarantees relating to the LLC Preferred Shares have been duly established in accordance with applicable law, (b) the instruments relating to the Guarantees have been duly authorized, executed and delivered, (c) the LLC Preferred Shares to which the Guarantees relate have been duly issued and sold and the purchase price therefor has been received by the LLC, and (d) the consideration, if any, separately payable for the Guarantees has been received, the Guarantees will constitute valid and legally binding obligations of the Company.

         7. When and if (a) the terms of the Stock Purchase Contracts and Stock Purchase Units have been duly established in accordance with applicable law, (b) all documents relating to the purchase of such Stock Purchase Contracts, and any other arrangements relating to securities constituting part of such Stock Purchase Units, have been duly authorized by resolutions of the Board of Directors of the Company and have been duly executed and delivered,
(c) such documents as executed and delivered do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon the Company, (d) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and all applicable federal and state securities laws have been complied with, and (e) the Stock Purchase
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Advanta Corp.
Advanta Capital L.L.C.
June 8, 1995
Page 5



Contracts and Stock Purchase Units are entered into or issued, as the case may be, as contemplated in the Registration Statement, the prospectus contained therein and any related prospectus supplement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company and the Stock Purchase Units will be legally issued.

         8. When and if (a) the Capital Securities issuable upon conversion or exchange of any legally issued convertible or exchangeable Securities (which have been surrendered to the Company in accordance with their respective terms), or upon the sale date specified in the Stock Purchase Contracts, are duly issued from shares or other units of such Securities reserved therefor in accordance with the resolutions of the Board of Directors of the Company, (b) the Board of Directors has duly authorized the issuance of such Capital Securities and (c) such Capital Securities are duly issued or delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, the Capital Securities will be legally issued, fully paid and non-assessable.

         In connection with our opinions above, we have assumed that, at the time of delivery of the Securities, all contemplated additional actions shall have been taken, the authorization of the Securities will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company or the LLC with the terms of such Securities, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or the LLC, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the LLC.

         Each of the opinions expressed above is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and is subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
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Advanta Corp.
Advanta Capital L.L.C.
June 8, 1995
Page 6



         We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                               ---------------------------------------
                                   WOLF, BLOCK, SCHORR AND SOLIS-COHEN